Exhibit 99.13

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, DC 20429

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

MAYFLOWER CO-OPERATIVE BANK

(Exact Name of Bank as Specified in Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)

I.R.S. Employer Identification No. 04-1618600

FDIC Certificate No. 26553

30 South Main Street, Middleboro, Massachusetts 02346

(Address of Principal Executive Offices)

Bank’s Telephone Number

(508) 947-4343

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Mayflower Co-Operative Bank (the “Bank”) has appointed William Fuller as a member of the Board of Directors effective December 14, 2006. Mr. Fuller has been appointed to the class of directors whose term ends at the annual meeting of shareholders in 2008. Under the Bank’s Amended Charter, Mr. Fuller will serve only until the 2007 annual meeting of the Bank’s stockholders, at which time he must be elected by the stockholders to serve the remainder of his term.

Mr. Fuller has not been appointed to any Committees of the Board of Directors at this time and is not expected to be appointed to any Committees until the Board of Directors’ September 2007 meeting, which is when the Board of Directors determines Committee assignments for the upcoming year.

A copy of the press release announcing the director appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed herewith:

Exhibit 99.1	Press Release dated December 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAYFLOWER CO-OPERATIVE BANK

Date: December 20, 2006	By:	/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer

NEWS RELEASE

For Release: Immediate	For More Information Contact: Janette Jaynes (508) 947-4343

MAYFLOWER BANK APPOINTS WILLIAM FULLER TO BOARD OF DIRECTORS

December 20, 2006 – Mayflower Bank announced today that William Fuller has recently been appointed to its Board of Directors to fill the vacancy on the Board created upon the death earlier this year of former Director Lorenzo Wood, Jr.

A native and resident of Middleboro, Mr. Fuller is a registered financial advisor who advises clients on mutual funds, annuities and life insurance. He is also the founder and president of Professional Bartending Services, a licensed beverage catering company serving corporate clients and private events throughout New England and the president of the Central Café in Middleboro. In his new role as a Director of Mayflower Bank, Mr. Fuller will be involved in strategic planning and policy development efforts, corporate oversight, and business development initiatives. His term of service will begin immediately.

In announcing this appointment, Mayflower Bank President Ted Pratt said, “Mayflower is pleased to welcome Bill Fuller to our Board of Directors and looks forward to working with him to serve the best interests of our shareholders, our customers, and the communities we serve. Given his experience, business acumen, and his close involvement in Middleboro affairs, we anticipate Bill will be of significant help in furthering Mayflower’s commitment as a community bank.”

Mr. Fuller received a Bachelor of Science degree, Magna Cum Laude from Westfield State College. He is very active in the community and involved with several local organizations including the Middleboro Cobras Football Team, Middleboro Little League Baseball and the Mitchell Memorial Club. Mr. Fuller resides in Middleboro with his wife Stephanie and their five children.

Mayflower Bank is a Massachusetts-chartered cooperative bank specializing in residential and commercial lending and traditional banking and deposit services. The Bank currently serves Southeastern Massachusetts from its main office in Middleboro, with additional full-service branches in Bridgewater, Lakeville, Plymouth, Rochester and Wareham. All of the Bank’s deposits are insured in full by the Federal Deposit Insurance Corporation (FDIC) to applicable limits. All amounts above those limits are insured in full by the Share Insurance Fund (SIF) of Massachusetts. For further information on Mayflower Bank please visit www.mayflowerbank.com.